UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2007, the Corporate Personnel Committee of the Board of Directors of Stratus Properties Inc. (“Stratus”) authorized Stratus to enter into Change of Control Agreements (collectively, the “Agreements”) with each of William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer and John E. Baker, Senior Vice President and Chief Financial Officer (collectively, the “Executives”), which Agreements were entered into effective January 26, 2007. The Agreements entitle the Executives to receive additional benefits in the event of the termination of employment under certain circumstances following a change of control of Stratus. Each Agreement provides that if, during the three-year period following a change of control, Stratus or its successor terminates the Executive other than by reason of death, disability or cause (as defined in the Agreements), or the Executive voluntarily terminates his employment for good reason (as defined in the Agreement), the Executive will receive a lump-sum cash payment equal to the sum of his prorated bonus plus 2.99 times the sum of (a) the Executive’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to the Executive during the three fiscal years immediately preceding the termination date. Stratus shall continue to provide to the Executive insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the Executive accepts new employment. The benefits provided under the Agreements are in addition to the value of any options to acquire common stock of Stratus, the exercisability of which is accelerated pursuant to the terms of any stock option agreement, any restricted stock units, the vesting of which is accelerated pursuant to the terms of the restricted stock unit agreement, and any other incentive or similar plan adopted by Stratus. If any part of the payments or benefits received by the Executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the Executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

A copy of each of the Agreements is attached hereto as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ John E. Baker
----------------------------------------
John E. Baker
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: January 30, 2007

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

10.1	Change of Control Agreement between Stratus Properties Inc. and William H. Armstrong III, effective as of January 26, 2007.
10.2	Change of Control Agreement between Stratus Properties Inc. and John E. Baker, effective as of January 26, 2007.